Exhibit 99.1

FOR IMMEDIATE RELEASE
August 3, 2017

Novanta Announces Financial Results
for the Second Quarter 2017

•	Second Quarter 2017 GAAP Revenue of $119.1 million, up 22% year over year
•	Second Quarter 2017 GAAP Net Income of $9.4 million
•	Second Quarter 2017 Adjusted EBITDA of $25.6 million
•	Raising Full Year 2017 GAAP Revenue and Adjusted Diluted EPS Guidance

BEDFORD, Mass., August 3, 2017 -- Novanta Inc. (NASDAQ: NOVT) (the "Company" or "Novanta"), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the second quarter 2017.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	June 30,	July 1,
	2017	2016
GAAP
Revenue	$119.1	$97.7
Operating income from continuing operations	$15.6	$7.6
Net Income Attributable to Novanta Inc.	$9.4	$4.9
Diluted EPS from continuing operations	$0.16	$0.14
Non-GAAP*
Adjusted Operating Income from Continuing Operations	$22.2	$14.3
Adjusted Diluted EPS	$0.41	$0.27
Adjusted EBITDA	$25.6	$17.3

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures in this press release and the reasons for their use, are presented below.

Second Quarter

“Our company delivered a record quarter with strong double-digit revenue growth and double-digit Adjusted Diluted EPS growth. Our teams delivered this stellar financial performance while closing the WOM acquisition and after integrating two acquisitions completed in the first quarter,” said Matthijs Glastra, Chief Executive Officer of Novanta Inc. “We are proud of our progress executing against our strategic priorities, our increased presence in medical markets and our team’s ability to produce sustained profitable growth. We are confident in our 2017 outlook.”

During the second quarter of 2017, Novanta generated GAAP revenue of $119.1 million, an increase of $21.4 million, or 21.9%, versus the second quarter of 2016. The net effect of our acquisition activities resulted in an increase in revenue of $15.4 million, or 15.8%, compared to the second quarter of 2016.  Foreign currency exchange rates adversely impacted our revenue by $1.3 million, or 1.3%, during the three months ended June 30, 2017.  Our organic revenue growth, which excludes the net impact of acquisitions and foreign currency exchange rates, increased 7.4%, versus the second quarter of 2016 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

In the second quarter of 2017, GAAP operating income from continuing operations was $15.6 million, compared to $7.6 million in the second quarter of 2016. GAAP net income attributable to Novanta Inc. was $9.4 million in the second quarter of 2017, compared to $4.9 million in the second quarter of 2016.  GAAP diluted earnings per share (“EPS”) from continuing operations was $0.16 in the second quarter of 2017, compared to $0.14 in the second quarter of 2016.

In the second quarter of 2017, the Company increased the carrying amount of the redeemable noncontrolling interest in Laser Quantum by $3.7 million to reflect the estimated redemption value as of June 30, 2017. The adjustment was recognized in retained earnings and as a net ($0.11) reduction in earnings per share.  Adjusted Diluted EPS was $0.41 in the second quarter of 2017, compared to $0.27 in the second quarter of 2016.  The Company ended the second quarter of 2017 with 35.5 million weighted average diluted common shares outstanding.  Adjusted EBITDA was $25.6 million in the second quarter of 2017, compared to $17.3 million in the second quarter of 2016.

Operating cash flow from continuing operations for the second quarter of 2017 was $16.8 million, compared to $15.5 million for the second quarter of 2016. The Company completed the second quarter of 2017 with approximately $111.5 million of total debt, and $25.4 million of Net Debt, as defined in the non-GAAP reconciliation below.

On August 1, 2017, the Company entered into an amendment to its Credit Agreement, dated as of May 19, 2016. The amendment increased the revolving credit facility commitment under the Credit Agreement by $100 million from $225 million to $325 million, and reset the accordion feature to $125 million for potential future expansion. Additionally, the amendment increased the current term loan balance of $65.6 million to $90.6 million.

Financial Outlook

“With the momentum heading into the third quarter, combined with the closing of the WOM acquisition, we are raising our full year 2017 outlook for revenue, Adjusted Diluted EPS, and Adjusted EBITDA,” said Robert Buckley, Chief Financial Officer.

For the full year of 2017, the Company expects GAAP revenue of approximately $497 million to $502 million.  The Company expects Adjusted Diluted EPS to be in the range of $1.40 to $1.46, and Adjusted EBITDA to be approximately $96 million to $98 million.  The Company’s Adjusted Diluted EPS and EBITDA guidance assume no significant foreign exchange gains or losses.

For the third quarter of 2017, the Company expects GAAP revenue of approximately $130 million to $135 million.  The Company expects Adjusted Diluted EPS to be in the range of $0.34 to $0.39, and Adjusted EBITDA to be approximately $25 million to $27 million. The Company’s Adjusted Diluted EPS and EBITDA guidance assume no significant foreign exchange gains or losses.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted EBITDA and Adjusted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for significant discrete income tax expenses (benefits); divestiture related expenses; acquisition-related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; future changes in the fair value of contingent considerations; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses) on proceeds from divestitures; benefits or expenses associated with the completion of tax audits; and other charges reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Thursday, August 3, 2017 at 10:00 a.m. ET to discuss these results. Matthijs Glastra, Chief Executive Officer, and Robert Buckley, Chief Financial Officer, will host the call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time. The conference ID number is 61105734.  A playback of this conference call will be available beginning 1:00 p.m. ET, Thursday, August 3, 2017. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 61105734. The playback will remain available until 11:00 p.m. ET, Thursday, August 24, 2017.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company's website at www.novanta.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income from Continuing Operations, Adjusted Operating Margin, Adjusted Income from Continuing Operations before Income Taxes, Non-GAAP Income Tax Provision (Benefit) and Effective Tax Rate, Adjusted Net Income Attributable to Novanta Inc., net of tax, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA and Organic Revenue Growth are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities including acquisitions and divestitures. In addition, Adjusted EBITDA and Organic Revenue Growth are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance shares issued to certain executives. Accordingly, the Company believes that these non-GAAP measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding producing sustained profitable growth; executing our strategy; anticipated financial performance, including our updated financial outlook for the third quarter and full year 2017; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; risks associated with increased outsourcing of components manufacturing; our failure to comply with local import and export regulations in the jurisdictions in which we operate; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s potential withdrawal from the European Union and recent U.S presidential election; our reliance on third party distribution channels; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our businesses; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; our compliance, or our failure to comply, with various federal, state and foreign regulations including rules and regulations issued by the U.S. Food and Drug Administration and similar international agencies; changes in governmental regulation of our businesses or products; effects of conflict minerals regulations; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; changes in tax laws, and fluctuations in our effective tax rates; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; the influence over our business of certain significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness limiting our ability to engage in certain activities; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give healthcare and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary expertise in photonics, vision, and precision motion technologies with a proven ability to solve complex technical challenges. This enables Novanta to engineer mission-critical core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta's common shares are quoted on NASDAQ under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Inc. Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30,	July 1,
	2017	2016
Revenue	$119,102	$97,734
Cost of revenue	65,613	56,238
Gross profit	53,489	41,496
Operating expenses:
Research and development and engineering	9,004	8,016
Selling, general and administrative	23,941	20,198
Amortization of purchased intangible assets	3,347	1,979
Restructuring, acquisition and divestiture related costs	1,581	3,705
Total operating expenses	37,873	33,898
Operating income from continuing operations	15,616	7,598
Interest income (expense), net	(1,435)	(1,205)
Foreign exchange transaction gains (losses), net	486	707
Other income (expense), net	12	270
Income from continuing operations before income taxes	14,679	7,370
Income tax provision	4,689	2,499
Income from continuing operations	9,990	4,871
Loss from discontinued operations, net of tax	—	—
Consolidated net income	9,990	4,871
Less: Net income attributable to noncontrolling interest	(588)	—
Net income attributable to Novanta Inc.	$9,402	$4,871

Earnings per common share from continuing operations:
Basic	$0.16	$0.14
Diluted	$0.16	$0.14
Loss per common share from discontinued operations:
Basic	$—	$—
Diluted	$—	$—
Earnings per common share attributable to Novanta Inc.:
Basic	$0.16	$0.14
Diluted	$0.16	$0.14

Weighted average common shares outstanding—basic	34,827	34,734
Weighted average common shares outstanding—diluted	35,463	34,887

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$89,126	$68,108
Accounts receivable, net	69,112	63,769
Inventories	76,796	59,745
Prepaid expenses and other current assets	10,656	7,628
Total current assets	245,690	199,250
Property, plant and equipment, net	36,503	35,421
Intangible assets, net	100,993	61,743
Goodwill	151,538	108,128
Other assets	14,889	21,095
Total assets	$549,613	$425,637
LIABILITIES, NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$7,371	$7,366
Accounts payable	37,784	32,213
Accrued expenses and other current liabilities	38,194	30,917
Total current liabilities	83,349	70,496
Long-term debt	104,176	70,554
Other long-term liabilities	30,184	25,717
Total liabilities	217,709	166,767
Redeemable noncontrolling interest	27,358	—
Stockholders’ Equity:
Total stockholders’ equity	304,546	258,870
Total liabilities, noncontrolling interest and stockholders’ equity	$549,613	$425,637

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	June 30,	July 1,
	2017	2016
Cash flows from operating activities:
Consolidated net income	$9,990	$4,871
Less: Loss from discontinued operations, net of tax	—	—
Income from continuing operations	9,990	4,871
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	7,094	4,924
Share-based compensation	1,318	1,055
Deferred income taxes	(888)	(536)
Earnings from equity investment	—	(268)
Contingent consideration adjustments	419	1,427
Other	1,090	885
Changes in assets and liabilities which (used)/provided cash, excluding effects from businesses purchased or classified as discontinued operations:
Accounts receivable	1,330	1,726
Inventories	(6,495)	1,912
Other operating assets and liabilities	2,904	(503)
Net cash provided by operating activities of continuing operations	16,762	15,493
Net cash provided by operating activities of discontinued operations	—	—
Net cash provided by operating activities	16,762	15,493
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,357)	(2,946)
Acquisition of businesses, net of cash acquired and working capital adjustments	98	(9,374)
Proceeds from the sale of property, plant and equipment	10	42
Net cash used in investing activities of continuing operations	(1,249)	(12,278)
Net cash used in investing activities of discontinued operations	—	—
Net cash used in investing activities	(1,249)	(12,278)
Cash flows from financing activities:
Repayments of long-term debt and revolving credit facility	(6,875)	(5,625)
Payments of debt issuance costs	—	(1,987)
Purchase of common stock	—	(1,349)
Other financing activities	(310)	(527)
Net cash used in financing activities of continuing operations	(7,185)	(9,488)
Net cash used in financing activities of discontinued operations	—	—
Net cash used in financing activities	(7,185)	(9,488)
Effect of exchange rates on cash and cash equivalents	784	(1,122)
Increase (decrease) in cash and cash equivalents	9,112	(7,395)
Cash and cash equivalents, beginning of period	80,014	67,892
Cash and cash equivalents, end of period	$89,126	$60,497

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	June 30,	July 1,
	2017	2016
Revenue
Photonics	$57,885	$46,124
Vision	34,031	28,305
Precision Motion	27,186	23,305
Total	$119,102	$97,734

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Segment (Non-GAAP):

	Three Months Ended
	June 30,	July 1,
	2017	2016
Photonics
Gross Profit (GAAP)	$26,668	$20,861
Gross Profit Margin (GAAP)	46.1%	45.2%
Amortization of intangible assets	997	384
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$27,665	$21,245
Adjusted Gross Profit Margin (Non-GAAP)	47.8%	46.1%

Vision
Gross Profit (GAAP)	$14,440	$10,524
Gross Profit Margin (GAAP)	42.4%	37.2%
Amortization of intangible assets	609	500
Acquisition fair value adjustments	—	51
Adjusted Gross Profit (Non-GAAP)	$15,049	$11,075
Adjusted Gross Profit Margin (Non-GAAP)	44.2%	39.1%

Precision Motion
Gross Profit (GAAP)	$12,749	$10,497
Gross Profit Margin (GAAP)	46.9%	45.0%
Amortization of intangible assets	90	102
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$12,839	$10,599
Adjusted Gross Profit Margin (Non-GAAP)	47.2%	45.5%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(368)	$(386)
Amortization of intangible assets	—	—
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$(368)	$(386)

Novanta Inc.
Gross Profit (GAAP)	$53,489	$41,496
Gross Profit Margin (GAAP)	44.9%	42.5%
Amortization of intangible assets	1,696	986
Acquisition fair value adjustments	—	51
Adjusted Gross Profit (Non-GAAP)	$55,185	$42,533
Adjusted Gross Profit Margin (Non-GAAP)	46.3%	43.5%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Three Months Ended June 30, 2017
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income Tax Provision (Benefit)	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$15,616	13.1%	$14,679	$4,689	31.9%	$9,402
Less: Adjustment of redeemable noncontrolling interest to estimated redemption value						(3,718)
Net income attributable to Novanta Inc. after adjustment of redeemable noncontrolling interest to estimated redemption value						$5,684	$0.16
Non-GAAP Adjustments:
Amortization of intangible assets	5,043	4.3%	5,043
Restructuring, divestiture and other costs	163	0.1%	163
Acquisition related costs	1,418	1.2%	1,418
Tax effect on non-GAAP adjustments				1,535
Non-GAAP tax adjustments				50
Total non-GAAP adjustments	6,624	5.6%	6,624	1,585		5,039	0.14

Adjustment of redeemable noncontrolling interest to estimated redemption value						3,718	0.11
Adjusted results (Non-GAAP)	$22,240	18.7%	$21,303	$6,274	29.5%	$14,441	$0.41

Weighted average shares outstanding - Diluted							35,463

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Three Months Ended July 1, 2016
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income Tax Provision (Benefit)	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$7,598	7.8%	$7,370	$2,499	33.9%	$4,871	$0.14
Non-GAAP Adjustments:
Amortization of intangible assets	2,964	3.0%	2,964
Restructuring, divestiture and other costs	1,972	2.0%	1,972
Acquisition related costs	1,733	1.8%	1,733
Acquisition fair value adjustments	51	0.1%	51
Tax effect on non-GAAP adjustments				2,160
Non-GAAP tax adjustments				39
Total non-GAAP adjustments	6,720	6.9%	6,720	2,199		4,521	0.13

Adjusted results (Non-GAAP)	$14,318	14.7%	$14,090	$4,698	33.3%	$9,392	$0.27

Weighted average shares outstanding - Diluted							34,887

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	June 30,	July 1,
	2017	2016
Consolidated net income (GAAP)	$9,990	$4,871
Net income margin	8.4%	5.0%
Interest (income) expense, net	1,435	1,205
Income tax provision	4,689	2,499
Depreciation and amortization	7,094	4,924
Share-based compensation	1,318	1,055
Restructuring, acquisition and divestiture related costs	1,581	3,705
Acquisition fair value adjustments	—	51
Other, net	(498)	(977)
Adjusted EBITDA (Non-GAAP)	$25,609	$17,333
Adjusted EBITDA margin (Non-GAAP)	21.5%	17.7%

Net Debt (Non-GAAP):

	June 30, 2017	December 31, 2016
Total Debt (GAAP)	$111,547	$77,920
Plus: Deferred financing costs	2,953	3,330
Gross Debt	114,500	81,250
Less: Cash and cash equivalents	(89,126)	(68,108)
Net Debt (Non-GAAP)	$25,374	$13,142

Organic Revenue Growth (Non-GAAP):

Three Months Ended
June 30, 2017
Reported growth (GAAP)	21.9%
Less: Change attributable to acquisitions	15.8%
Plus: Change due to foreign currency	1.3%
Organic growth (Non-GAAP)	7.4%

Non-GAAP Measures

Organic Revenue Growth/(Decline)

We define the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuation, and the effect of foreign currency translation. We use the related term “organic revenue growth/(decline)” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to better measure our performance and evaluate long-term performance trends. Organic revenue growth/(decline) also facilitates easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors. Beginning in 2017, Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin excludes amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments from business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.

Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin

The calculation of Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin exclude amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.  The Company also excluded restructuring, acquisition and divestiture related costs from Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income from Continuing Operations before Income Taxes

The calculation of Adjusted Income from Continuing Operations before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income from Continuing Operations before Income Taxes excludes amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments related to business acquisitions, and restructuring, acquisition and divestiture related costs for the reasons described for Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin above.

Non-GAAP Income Tax Provision (Benefit) and Effective Tax Rate

The Non-GAAP Income Tax Provision (Benefit) and Effective Tax Rate are calculated based on the Adjusted Income from Continuing Operations before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Net Income Attributable to Novanta Inc., Net of Tax

The calculation of Adjusted Net Income Attributable to Novanta Inc., net of tax, is displayed in the tables above.  Because pre-tax income is included in determining net income attributable to Novanta Inc., net of tax, the calculation of Adjusted Net Income Attributable to Novanta Inc., net of tax, also excludes amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments related to business acquisitions and restructuring, acquisition and divestiture related costs for the reasons described for Adjusted Income from Continuing Operations before Income Taxes. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Net Income Attributable to Novanta Inc., net of tax, is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS excludes amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income Attributable to Novanta Inc., net of tax.  In addition, the Company excluded the adjustment of redeemable noncontrolling interest to estimated redemption value as (1) the amount is noncash; (2) the amount is excluded from the determination of net income attributable to Novanta Inc.; and (3) the Company believes it may not be indicative of future adjustments and that investors may benefit from an understanding of the Company's results without giving effect to this adjustment.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the consolidated net income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and divestiture related costs, acquisition fair value adjustments, and other non-operating income (expense) items, including foreign exchange gains (losses) and earnings from an equity-method investment for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not exclude the Adjusted EBITDA attributable to noncontrolling interests.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet as of the end of the period plus unamortized deferred financing costs and less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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